Exhibit 99.1


                    UNITED STATES STEEL CORPORATION COMPLETES
                           ACQUISITION OF STELCO INC.
                  U. S. Steel Canada management team announced

     PITTSBURGH, Oct. 31, 2007 - United States Steel Corporation (NYSE: X) announced today that it has completed the acquisition of Stelco Inc. and that Stelco has been renamed U. S. Steel Canada Inc.
     Commenting on the acquisition, U. S. Steel Chairman and CEO John Surma said, "We welcome the customers, employees and communities of Stelco to the U.
S. Steel family. This acquisition expands the footprint of our North American flat-rolled operations with facilities on both sides of the Great Lakes to better respond to customer needs, including the ability to process U. S. Steel Canada slabs at other U. S. Steel facilities."
     In this transaction, each share of Stelco common stock has been converted into the right to receive $38.50 Canadian per share, and warrants to acquire Stelco common stock have been converted into the right to receive $27.50 Canadian. CIBC Mellon Trust Company has been appointed Depositary for both common stock and warrants. Holders of common stock and warrants should submit certificates for their common stock and warrants together with the required letter of transmittal to the Depositary. Questions can be directed to the Depositary at (800) 387-0825.
     U. S. Steel has financed the acquisition cost of approximately $1.2 billion and the refinancing of approximately $750 million of existing Stelco debt through a combination of cash on hand, borrowings under a $500 million three-year term loan and a $400 million one-year term loan, and $400 million of sales under a receivables purchase agreement that expires in 2010.
     In addition, U. S. Steel named the management team for U. S. Steel Canada. Douglas R. Matthews has been named president and general manager-U. S. Steel Canada; William C. Harrison has been named vice president and chief financial officer-U. S. Steel Canada; Charles J. Shuster has been named director-human resources, U. S. Steel Canada; Scott D. Buckiso has been named plant manager-Lake Erie Works; and Bryan P. Vaughn has been named plant manager-Hamilton Works. The changes are effective immediately.
     "The leadership team that will oversee U. S. Steel Canada is composed of individuals with strong, diverse backgrounds acquired during years of service at
U. S. Steel facilities in the United States and Central Europe," said Surma. "Their experience, coupled with the talents and expertise of the employees they will work side-by-side with, will help ensure a smooth transition for the operations and the customers they serve."
     Matthews arrives in Canada from U. S. Steel Serbia, an integrated steelmaking operation with annual raw steel production capability of 2.4 million net tons. As vice president and general director of U. S. Steel Serbia since May 2006, he has been responsible for overseeing all activities at facilities in Smederevo, Sabac and Kucevo. Harrison has spent the last four years serving as controller at Great Lakes Works near Detroit, Mich. Shuster was recently promoted to manager of employee relations for Mon Valley Works, which has facilities near Pittsburgh and Philadelphia, Pa., after spending nearly one and a half years in the same role at Great Lakes Works. Buckiso has acted as general manager-finishing at U. S. Steel Serbia's Smederevo location since September 2006. Vaughn has served as plant manager for the Irvin Plant and Fairless Plant, Mon Valley Works' finishing facilities located just outside Pittsburgh and Philadelphia, Pa., respectively, since June 2006.

                                       ###

    Additional Biographical Information on U. S. Steel Canada Management Team


Douglas R. Matthews

     Douglas R. Matthews, 42 and a native of Uniontown, Pa., joined U. S. Steel in 1988 as a management associate at the Edgar Thomson Plant, Mon Valley Works' steelmaking facility near Pittsburgh, Pa. He progressed through increasingly responsible management roles in electrical and caster maintenance at the Edgar Thomson Plant and the coating operations at Mon Valley Works' Irvin Plant, a Pittsburgh-area rolling and finishing facility, before being transferred to PRO-TEC Coating Company, U. S. Steel's joint venture with Kobe Steel of Japan located in Leipsic, Ohio, in 1997 to manage the installation and commissioning of the facility's second continuous galvanizing line.
     From 1998 to 2003, he oversaw iron production at the former USS/KOBE steelmaking venture in Lorain, Ohio, and at Gary Works in Gary, Ind., respectively. He was named division manager of steelmaking and casting at Gary Works in 2003 and was promoted to general manager of blast furnace engineering and technology at the company's Pittsburgh headquarters in 2005. He was appointed to his most recent position, vice president and general director of U.
S. Steel Serbia, d.o.o., in May 2006.
     Matthews graduated from Pennsylvania State University in 1987 with a bachelor's degree in electrical engineering and received a master's degree in business administration from Duquesne University in 1993.
     He and his wife, Kimberly, and their two children will relocate from Serbia to southern Ontario.


William C. Harrison

    William C. Harrison, 57, started his U. S. Steel career in 1973 as an inventory control clerk at Mon Valley Works' Irvin Plant near Pittsburgh. He was accepted into the company's management training program in 1976 and was assigned to the financial organization of the former American Bridge Division, where he steadily advanced through supervisory roles. From 1985 through 1994, Harrison served as an administrator in USS Real Estate at corporate headquarters in Pittsburgh and then advanced through increasingly responsible positions in the plant accounting department at Mon Valley Works' Fairless Plant near Philadelphia, Pa. In 1994, he transferred to Gary Works in Gary, Ind., where he spent the next nine years acting as financial analysis manager and then accounting services manager. He was promoted to his most recent position, controller of Great Lakes Works near Detroit, Mich., in 2003.
    Harrison is a native of Montoursville, Pa., and attended Indiana University of Pennsylvania, where he earned a bachelor's degree in business administration in 1971. He is a Certified Management Accountant (CMA).
    Harrison and his wife, Diane, will reside in southern Ontario.


Charles (Gus) J. Shuster

    Charles (Gus) J. Shuster, 41, joined U. S. Steel in 1997 as a supervisor in the labor relations and productivity improvement department at Clairton Works, Mon Valley Works' coke making facility near Pittsburgh, Pa. Shuster advanced through positions in employee and labor relations at Gary Works' East Chicago Tin in East Chicago, Ind., and Great Lakes Works outside Detroit, Mich., before being named Great Lakes Works' manager of employee relations in 2005. Shuster returned to Pittsburgh in 2007 after being promoted to manager of employee relations for the entire Mon Valley Works, which includes Clairton Works, the Edgar Thomson Plant and the Irvin Plant outside Pittsburgh, and the Fairless Plant near Philadelphia.
    Shuster, a native of Falls Church, Va., earned a Bachelor of Science degree in civil engineering from the Virginia Military Institute in 1988. After graduating from VMI, he served five years as an officer in the United States Marine Corps.
    Shuster plans to live in southern Ontario.


Scott D. Buckiso

     Scott D. Buckiso, 40, joined U. S. Steel in 1990 as a management associate at Mon Valley Works' Irvin Plant, a rolling and finishing facility near his native Pittsburgh, Pa. Over the next 13 years, he was promoted through a series of increasingly responsible positions in finishing operations at the Irvin Plant, as well as casting at the Edgar Thomson Plant, Mon Valley Works' iron and steel making operation outside Pittsburgh.
     In 2003, Buckiso was named senior area manager of finishing at Great Lakes Works just outside Detroit, Mich. One year later, he advanced to division manager of rolling, and in 2005, he added oversight of Great Lakes Works' finishing operations to his area of responsibility. Buckiso began his most recent assignment, general manager of finishing at U. S. Steel Serbia's Smederevo facility, in September 2006.
     Buckiso is a 1990 graduate of the University of Maryland with a degree in Communication and Speech.
     He and his wife, Donna, and their two children will move to southern
Ontario.


Bryan P. Vaughn

     Bryan P. Vaughn, 50 and a native of Denver, Co., began his U. S. Steel career in 1981 as a management associate at the company's former Geneva Works in Utah. From 1981 through 1995, he advanced through increasingly responsible positions in steelmaking at Geneva Works, purchasing at corporate headquarters in Pittsburgh, Pa., and casting at Mon Valley Works' Edgar Thomson Plant outside Pittsburgh. After working at U. S. Steel's Research and Technology Center near Pittsburgh as a research consultant, Vaughn was transferred to Gary Works, U. S. Steel's largest U.S. facility, in 1997 to serve as division manager-steel production and casting, south. Three years later, he was promoted to the same position for north steel production and casting, and in 2003, he advanced to division manager of sheet products. He was promoted to his most recent position, plant manager of Mon Valley Works' Irvin Plant, in June 2006 and was responsible for overseeing all rolling and finishing operations at the suburban Pittsburgh facility as well as the galvanizing line at the Fairless Plant near Philadelphia, Pa.
     Vaughn graduated from Colorado School of Mines in 1980 with a Bachelor of Science degree in metallurgical engineering. He earned a master's degree in business administration at the University of Utah in 1991.
     He and his wife, Sandy, will make their home in southern Ontario.

                                      -oOo-
2007-051
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